Exhibit 10.27

SEPARATION AGREEMENT AND RELEASE

        This Separation Agreement and Release (“Agreement”) is made as of the date written below by and between Caspian Services (the “Company”) and John Baile (the “Employee”).

        WHEREAS, Employee was employed by the Company as CFO; and

         WHEREAS, Employee’s employment with the Company shall terminate as of May 1st, 2010 (the “Termination Date”); and

        WHEREAS, the Company has agreed to provide Employee with valuable consideration to facilitate Employee’s transition from the Company; and

        WHEREAS, Employee has agreed to release the Company from any claims arising from or related to Employee’s employment relationship with the Company other than any claims relating to indemnity of or contribution to the Employee by the Company as authorized under all applicable laws and the bylaws of the Company; and

        WHEREAS, this Separation Agreement and Release supersedes all previous oral and written agreements regarding Employee’s employment or participation in any venture with, the Company and any of its affiliates or predecessors.

        NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (jointly referred to as the “Parties”) hereby agree as follows:

        1.    Consideration: The Company agrees to provide to Employee: 1) a separation payment in the total amount of $150,000, said payment to be paid to Employee within seven days of the termination date. Employee will be solely responsible for payment of all taxes due under state and federal law resulting from the payment of the Consideration by the Company to the Employee.

        2.    Benefits: Employee’s medical insurance benefits will continue until December 31st 2010. Employee will not be entitled to accrual of any employee benefits, including, but not limited to, vacation and personal time off benefits, after the Termination Date.

        3.    Payment of Salary and Consulting Fees: Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, earned but unused vacation, and any and all other benefits and compensation due to Employee up to the Termination Date. Employee acknowledges and agrees that he is not eligible or entitled to receive any type of bonus payment by the Company for the fiscal year 2010. In the event that the Company retains the services of the Employee after the date hereof, a separate agreement for compensation shall be negotiated and executed.

        4.    Release of Claims:

        (a)  By Employee

        Except as to the right of indemnification under the Company’s organizational documents for actions taken within the scope of Employee’s employment with the Company, Employee agrees that the foregoing Full Consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, directors, managers, supervisors, agents and employees. Employee hereby and forever releases the Company and its officers, directors, employees, managers, supervisors, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns (“the Releasees”) from, and agrees not to sue concerning, or, in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, disclosed or undisclosed, liquidated or contingent, that Employee may possess against any of the Releasees arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

        (1)  any and all claims or demands, directly or indirectly, relating to or arising out of Employee’s employment relationship with the Company, including, but not limited to claims under the employment relationship with the Company, the termination of that relationship, salary, bonuses, commissions, stock, stock options, or any ownership interest in the Company, vacation pay, personal time off, fringe benefits, expense reimbursements, or any other form of compensation; however, Employee shall have thirty (30) days after Termination Date within which to submit requests for reimbursement for expenses.

        (2)  any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; workers’ compensation and disability benefits;

        (3)  any and all claims for violation of federal, or any state, constitution, law or statute;

        (4)  any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

        (5)  any and all claims for attorneys’ fees and costs, except for any such rights to indemnity of expenses of the Employee by the Company according to applicable laws and applicable indemnity provisions of the Company.

        Employee agrees that in the event that he brings a claim covered by this release in which he seeks damages or other remedies against the Company or in the event he seeks to recover against the Company in any claim brought by a government agency on his behalf, this Agreement shall serve as a complete defense to such claims.

        Employee acknowledges and agrees that any breach of this paragraph shall constitute a material breach of the Agreement, and shall entitle the Company immediately to recover the monetary consideration described in Paragraph 1 above, in addition to all other remedies available. Employee shall also be responsible to the Company for all costs, attorneys’ fees and any and all damages incurred by the Company in: (a) enforcing these obligations, including the bringing of any action to recover the monetary consideration, and (b) defending against a claim brought or pursued by Employee in violation of the provisions of this paragraph regarding release of claims.

        Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

Notwithstanding anything to the contrary herein, nothing herein shall constitute a surrender of any rights of the Employee to participate fully as a shareholder of the Company.

        (b)  By Company

        Except as to any matter in which the Employee has acted wrongfully or outside the scope of his employment to the injury or damage of any third-party, as determined by a court of competent jurisdiction, this Agreement represents settlement in full of all obligations, claims, and disputes between Employee and Company. Company, on behalf of itself and on behalf of any company, partnership, limited liability company, joint venture, or any other person or entity with which Company is affiliated or its officer(s), director(s), partner(s), shareholder(s), member(s) or controlling person(s), as well as on behalf of any other party claiming by or through Company, agree(s) to full and complete settlement, release and discharge of all past, present and future claims, demands, actions, liabilities, obligations, losses, damages and compensation, whether known, unknown, suspected or unsuspected, whether based on tort, contract, equity, statute or any other theory of recovery against Employee, Employee’s past, present and future agents, representatives, spouses, heirs and successors in interest; provided, however, that the foregoing release shall not operate to release Company from its obligations, representations and covenants to comply with its obligations under this Agreement, it being understood that the same shall survive the execution of this Agreement.

        5.    No Future Lawsuits: Employee represents that he does not currently intend to bring any claims on behalf of Employee or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

        Employer represents that it does not currently intend to bring any claims on behalf of Company against Employee or cooperate with any other person or entity in bringing a claim against Employee.

        6.    Preservation of Trade Secrets and Confidential Information: Employee  agrees to retain as confidential information belonging to the Company all information regarding the Company obtained by the Employee during the term of employment, except information publicly disclosed by the Company or information required to be disclosed by judicial subpoena or court order.

        7.  Returning Company Property. Employee agrees to deliver to the Company on or before the Termination Date, or destroy in a manner sufficient to ensure confidentiality and not to keep in his possession, recreate or deliver to anyone else, any and all devices, records, data, notes, reports, e-mail messages, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, reproductions of any aforementioned items, or electronically stored or accessible copies or versions of such items, which were provided to Employee by the Company, developed or obtained by Employee as a result of his employment with the Company, or otherwise belonging to the Company, its successors or assigns.

        8.  Confidentiality: Except as required by law, Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law or in communications with immediate family members, Employee agrees to disclose Separation Information only to those attorneys, accountants, tribunals and governmental entities who have a reasonable need to know of such Separation Information, and to prevent disclosure of any Separation Information by them or by family members to other third parties. Employee agrees that there will be no publicity, directly or indirectly, concerning any Separation Information, unless required by any reporting laws or regulations or any other state or federal law, statute or regulation.

        9.  No Cooperation With Others: Employee agrees that other than required by law, he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so. Employee further agrees that he will not knowingly encourage, advise or assist any Company employee or former Company employee to prosecute any claim, charge or complaint against any of the Releasees.

        10.  Non-Disparagement: The Company and Employee mutually agree that the terms of the separation of Employee are amicable and mutually acceptable and each agree with the other that neither shall malign, defame, blame, or otherwise disparage the other, either publicly or privately regarding the past of future business or personal affairs of the Company or Employee, or any other officer, director or employee of the Company.

        11.  No Admission of Liability: Employee and Company understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

        12.  Costs: The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

        13.  Arbitration: The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, including any potential claims of discrimination, harassment, retaliation, wrongful termination, or breach of contract, and any of the matters herein release, shall be subject to Binding Arbitration in Salt Lake City, Utah before the American Arbitration Association under its national rules for the resolution of employment disputes, or by a retired judge to be mutually agreed upon. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the Arbitration award. The parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys’ fees and costs to the extent provided by law. Employee expressly acknowledges that he is waiving any right to a jury trial for any and all claims covered by this Agreement.

        14.  No Representations: Employee represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company regarding the subject matter of this Agreement which are not specifically set forth in this Agreement.

        15.  Severability: In the event that any provision or any portion of any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of provision, unless the absence of that provision or portion materially alters the rights and obligations of the signatories under this Agreement.

         16. Entire Agreement: This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning Employee’s relationship with the Company, with the exception of service as a director of the Company.

        17.  No Oral Modification: This Agreement may only be amended in writing signed by Employee and the Company’s Chief Executive Officer.

        18.  Governing Law: The laws of the State of Utah shall govern this Agreement.

        19.  Counterparts: This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

        20.  Voluntary Execution of Agreement: This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

        (a)  They have read this Agreement;

        (b)  They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

        (c)  They understand the terms and consequences of this Agreement and of the releases it contains;

        (d)  They are fully aware of the legal and binding effect of this Agreement;

        (e)  Each signatory has full power and authority (including corporate power and authority) to execute this Agreement; and

        (f)    It is expressly understood and agreed that the acceptance of the above mentioned promises and covenants is a full accord and satisfaction of all known or unknown claims, and each Party covenants to the other Party that no other claims are known or contemplated.

        IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

CASPIAN SERVICES, INC.

By
Dated: April 30, 2010		Kerry Doyle, CEO

Dated: April 30, 2010		John Baile, an individual
John Baile